AGREEMENT OF SUBLEASE, dated as of the 8th day of January, 1997 by and between NEWSDAY, INC., a New York corporation, having its principal office at 235 Pinelawn Road, Melville, New York 11747 ("Newsday or Sublessor"), and MAJOR FLEET AND LEASING CORP., a New York corporation, having its principal place of business at 80-02 Kew Gardens Road, Suite 3500, Kew Gardens, New York 11415 ("Sublessee").

W I T N E S S E S

WHEREAS, Newsday is the tenant under a certain Agreement of Lease dated July 25, 1989, between 80-02 Leasehold Company, as landlord ("Landlord"), and Newsday for the premises (the "Demised Premises") located on the fourth floor of the building at 80-02 Queens Boulevard, Queens, New York (the "Lease"); and

WHEREAS, Sublessee desires to sublet from Newsday a portion of the fourth floor of the Demised Premises, and Newsday is willing to sublet a portion of the fourth floor of the Demised Premises as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1. Newsday hereby subleases to Sublessee and Sublessee hereby hires and takes from Newsday a portion of the fourth floor of the Demised Premises consisting of 4,000 rentable square feet as designated in Exhibit A hereto (the "Subleased Premises"), for the purpose of general offices and for insurance claims and sales and for no other purpose, unless approved in advance by Landlord and Newsday for a term to commence on January 15, 1997 and to expire on January 14, 2000.

2. (a) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease, a copy of which is annexed hereto as Exhibit B, and which is incorporated herein and made a part hereof as if set forth herein at length. Sublessee agrees and obligates itself to perform, observe and comply with all of the terms, covenants and conditions on Newsday's part to be performed, observed and complied with under the Lease as the same may or shall relate to the occupancy of the Subleased Premises, except for the payment of rent in the amounts set forth in the Lease, which is to be paid to Newsday by Sublessee in such amounts as provided in paragraph 3 of this Agreement of Sublease.

2

(b) Sublessee shall pay as Additional Rent the amount of $666.66 per month during the term of this Sublease for electric.

(b) Subject to the terms and conditions of this Sublease, Newsday hereby grants to Sublessee all of Newsday's rights and privileges enumerated in the Lease as they pertain to the Subleased Premises.

(c) If Newsday receives any notice or demand from Landlord under the Lease which affects Sublessee or the Subleased Premises, Newsday shall give a copy thereof to Sublessee in a timely fashion.

3. (a) Sublessee shall pay to Newsday a rental at the rate of $66,000.00 annually, or $5,500.00 monthly, in equal monthly installments on the first day of each and every month during the term of this Agreement of Sublease, commencing January 15, 1997. Sublessee shall pay Newsday, upon the execution of this Agreement of Sublease by Sublessee, the first month's rent and one month's security deposit. The rental rate is fixed for the term of thie Agreement of Sublease. Sublessee shall be responsible for all repairs to the Subleased Premises, unless caused by the gross negligence of Newsday or landlord under the Lease.

3

(c) Sublessee shall pay as Additional Rent its proportionate share of any real estate taxes due pursuant to the Lease. The ""Tax Year" for such taxes shall be 1996, and Sublessee's proportionate share shall include any and all escalations under the Lease.

4. Sublessee acknowledges that it has inspected the Subleased Premises and is fully familiar with the physical conditions thereof, and agrees to take the same "as is". Sublessee shall make no alteration, construction, or improvement to the Subleased Premises or install any equipment, other than standard furniture, computers, phones, other communication devices, and fixtures, in the Subleased Premises without the prior written consent of Newsday, which shall not be unreasonably withheld. Sublessee shall be permitted to install/display signage in the hallway outside the elevators so long as it is not bigger than the Newsday sign presently in place. Sublessee shall be permitted to remove, and return to Newsday in good condition, all Newsday signs and/or insignias throughout the Demised Premises including, but not limited to, all doors, windows and walls. Neither Newsday nor Landlord or any employee or agent of

Landlord have made any representation or promise with respect to the Subleased Premises.

5. (a) Sublessee shall be entitled to receive all services, if any, to be rendered by the Landlord to Newsday under the Lease. Sublessee shall look solely to the Landlord for all such services and shall not, except in the case of electric, heating or air conditioning, seek or require Newsday to perform any of such services, nor shall Sublessee make any claim upon Newsday for any damages which may arise by reason of Landlord's default under the Lease or Landlord's negligence, whether by omission or commission, under the Lease.

(b) In furtherance of the foregoing, Sublessee does, to the extent permitted by law, hereby waive any cause of action and any right to bring any action against Newsday by reason of any act or omission of Landlord under the Lease. In consideration of the foregoing waiver by Sublessee, and in the event Landlord fails to render the aforesaid services to be rendered by Landlord under the Lease to the Subleased Premises, Newsday shall assign to Sublessee whatever rights Newsday possesses under the Lease to bring an action against Landlord for Landlord's failure

5

to render the services provided for under the Lease. In the event that Sublessee institutes any action against Landlord under this paragraph 5, Sublessee shall fully indemnify, defend, and hold Newsday harmless from any claim, action, liability, cost or expense, including attorneys' fees, which Newsday may incur by reason of any such suit initiated by Sublessee.

(c) Neither Newsday nor Landlord shall be liable for any failure or delay in services due to a force major event, which shall include fires, strikes, floods, power failures, acts of God or similar causes

6. Sublessee shall, at Sublessee's own expense, obtain and maintain, throughout the term of this Agreement of Sublease, with such established insurance companies as are reasonably acceptable to Newsday, commencing no later than the earlier of the commencement of construction or occupancy: (i) comprehensive general liability insurance with minimum limits of $2,000,000 as to personal injury and property damage, or in such reduced amount as is agreed upon by Sublessee, Newsday and Landlord and (ii) all risks insurance, including but not limited to, fire, vandalism and malicious mischief, theft and other loss or damage in and

6

about the Subleased Premises and areas adjacent thereto including coverage for all interior and exterior glass, in an amount adequate to cover the full replacement value thereof. Sublessee shall have the option to self-insure, subject to the terms of this paragraph. All such policies shall name Subleases and Newsday as insureds, as their interests may appear, and Subleases shall provide Newsday with a certificate of such insurance prior to the commencement of the term of this Agreement of Sublease. All such certificates shall contain an endorsement which shall provide that such insurance may not be canceled except upon thirty (30) days prior written notice to Newsday. In the event of Sublessee's default of this paragraph 6, Newsday may obtain such insurance and collect from Subleases the premiums thereon as additional rent.

7. In the event that Subleases shall default in the full performance of any of the terms, covenants or conditions on its part to be performed under this Agreement of Sublease, then Newsday shall have the same rights and remedies with respect to such default as are given to Landlord under the Lease with respect to defaults by Newsday under the Lease, all with the same force and effect as

7

though the provision of the Lease with respect to defaults and the rights and remedies of Landlord under the Lease in the event thereof were set forth at length in this Agreement of Sublease.

8. Subleases does hereby agree to indemnify Newsday and to defend and hold Newsday harmless from any claim, action, liability, cost or expense, including reasonable attorneys' fees, which Newsday may incur by reason of Sublessee's failure to perform, observe or comply with any of the terms, covenants or conditions of this Agreement of Sublease or of the Lease.

9. If Subleases defaults in respect of any of the terms, covenants or conditions of this Agreement of Sublease or of the Lease, including but not limited to payment of rent, Newsday may, but shall not be required to, use, apply or retain the whole or any part of the security, for the payment of any rent in default or for any other sum which Newsday may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in the reletting of the Subleased Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Newsday. If Subleases

8

shall fully and faithfully comply with all of the terms, covenants and conditions of this Agreement of Sublease and of the Lease, the security, or any balance thereof, shall be returned to Subleases after the time fixed as the expiration of the term of the Sublease and after the removal of Subleases and the surrender of possession of the Subleased Premises to Newsday in its original condition as of the commencement date of this Sublease, less normal wear and tear.

10. Subleases shall not mortgage or encumber this Agreement of Sublease, nor assign or underlet the Subleased Premises or any part thereof, without the express prior written consent of Newsday and Landlord. Newsday shall have the right to enter the Subleased Premises at any time during normal business hours upon notice for the purpose of inspecting the Subleased Premises and for any other proper purpose. Newsday shall in no event permit its entry to interfere with Sublessee's conduct of business.

11. Subleases agrees that, notwithstanding any other provision of this Agreement of Sublease, if Newsday or Landlord defaults hereunder, Subleases shall look solely to the interest of Newsday and Landlord or its successor in the

9

Demised Premises for the satisfaction of any judgment or other judicial process requiring the payment of money by Newsday or Landlord based upon any default hereunder, and no other assets of Landlord and Newsday or any such successor shall be subject to levy, execution, or other enforcement procedure for the satisfaction of any such judgment or process. Upon any conveyance or transfer of the building, the transferee shall be relieved from all liability hereunder.

Newsday and Landlord shall not be held liable for any injury to or death of any person or persons, or injury or damage to merchandise, goods, furniture, fixtures, or other property, from theft or accident, or from steam, gas, electricity, water, or rain which may seep into, issue or flow from the building, unless same shall be due to Newsday's or Landlord's gross negligence.

12. This Agreement of Sublease is subject to and conditioned upon the consent of Landlord, as well as Landlord's consent to Sublessee's plans and specifications.

13. Subleases shall make no improvements to or undertake any construction at the Subleased Premises without the prior written consent of Newsday and Landlord.

10

Notwithstanding the foregoing, Subleases shall have the right to commence the decorations and alterations upon execution of this Sublease and Landlord's consent to the Sublease and the alterations. Subleases represents and warrants that all such work shall be performed within the guidelines of all required governmental standards. Subleases shall not be responsible for any code violations that existed when Newsday leased the premises in 1988. Sublessee's alterations, to be provided by Subleases, are a material component of Subleases entering into this Sublease. In the event Landlord shall not consent to such alterations without restoration of the Demised Premises, at Sublessee's option, Subleases can terminate this Sublease.

14. It is understood and agreed between the Landlord and the original Tenant, Newsday, that all of the terms and conditions of the Lease still apply to the original Tenant, except as set forth herein.

15. Subleases is not, and shall not be deemed to be, an agent, servant or employee of Newsday.

16. Subleases represents that it has dealt with no brokers other than Newmark & Company Real Estate, Inc. in connection with the procurement of this Sublease. Subleases and Newsday agree to indemnify each other against any claim by any other broker for brokerage commissions arising out of this Sublease. Newsday shall pay a commission to Newmark & Company Real Estate, Inc. for the procurement of this Sublease in accordance with a separate agreement between Newsday and Newmark & Company Real Estate, Inc.

      IN WITNESS WHEREOF, the parties have executed this Agreement of Sublease as of the date first above written.

WITNESS FOR NEWSDAY

WITNESS FOR SUBLESSEE                       MAJOR FLEET & LEASING CORP.
CONSENTED TO:
WITNESS FOR LANDLORD
sublease
12/20/96
12
NEWSDAY, INC.


By: /s/ Frank E. Toner
Name: Frank E. Toner
Title: Information Systems
       & Engineering Services
Engineering Services


By:/S/ Doron Cohen
Doron Cohen, VP

Title:
80-02 LEASEHOLD COMPANY
By:
Name:
Title: